Exhibit 10.3

VALIDITY GUARANTY

This Validity Guaranty, dated as of August 17, 2017 (“Guaranty”), is by Mark Thompson, an individual (“Guarantor”), in favor of Moriah Software Management L.P. (“Lender”).

RECITALS

A.       Capitalized terms not otherwise defined herein have the meaning set forth in that certain Loan and Security Agreement, of even date herewith (the “Loan Agreement”), by and among Lender and BTHC X, INC., a Delaware corporation (“BTHC X”), iOra Software Limited, a company incorporated as a private limited company under the Registrar for Companies for England and Wales (“iOra Software”), iOra, Inc., a Delaware corporation (“iOra” and, together with iOra Software and BTHC X, jointly and severally, Borrower”). “Guarantor Obligations” means Guarantor’s guarantee of the full and prompt payment, satisfaction and performance of the Obligations in accordance with the terms and subject to the limitations set forth herein.

B.       Guarantor desires that Lender establish a term loan facility for Borrower in the principal amount of Three Million Five Hundred Thousand Dollars ($3,500,000) pursuant to the Loan Agreement (such facility, as may be modified or replaced from time to time, the “Facility”).

C.       Lender has conditioned its willingness to establish the Facility upon the fulfillment of certain conditions, among them that Guarantor enters into this Guaranty.

D.      Guarantor acknowledges and agrees that Guarantor will derive a substantial and direct benefit and advantage from the Facility and other agreements and financial accommodations of Lender to Borrower under the Loan Documents.

Accordingly, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Guarantor, the parties hereby agree as follows:

Section 1. Guaranty. Subject to Section 2, Guarantor hereby absolutely, unconditionally and irrevocably guarantees to Lender the full and prompt payment, satisfaction and performance of any and all Obligations as and when due, whether at stated maturity, by acceleration or otherwise, and including any and all interest, fees, expenses, damages, and penalties that may be paid or incurred by Lender in the collection of all or any portion of the Obligations or the exercise or enforcement of any one or more of the other rights, powers, privileges, remedies and interests of Lender relating thereto, irrespective of the manner or success of any such collection, exercise or enforcement.

Section 2. Limitation. Notwithstanding any other provision of this Guaranty to the contrary, Lender shall not demand payment from Guarantor under this Guaranty except to the extent of any loss, damage, cost, expense, liability, claim or other obligation incurred by Lender (including attorneys’ fees and costs reasonably incurred) arising out of or in connection with one or more of the following (each of the following clauses (a) through (g) being independent and Lender may enforce this Guaranty separately under any or all of them):

(a)       any fraud or fraudulent misrepresentation by Borrower or Guarantor in connection with the Loan Documents, the transactions contemplated thereby or the preparation or delivery of any certificate or other document to Lender;

(b)       any fraud, bad faith intentional acts, gross negligence or willful misconduct of Borrower or Guarantor;

(c)       the removal, disposal or redirection of any portion of the Collateral by Borrower or Guarantor in violation of the Loan Documents;

(d)       any interference by Borrower or Guarantor with Lender’s rights under the Loan Documents or the transactions contemplated thereby;

(e)       any misappropriation of any Loan proceeds by Borrower or Guarantor, or any other act by Borrower or Guarantor that impairs the value of the Collateral;

(f)       Guarantor’s failure to cooperate with Lender in Lender’s disposal of any Collateral after the occurrence of an Event of Default; or

(g)      Guarantor’s engagement in activities competitive with the business of the Borrower during the term of the Facility following the cessation of his employment with the Borrower, to the detriment of Lender’s position as lender under the Facility.

Section 3. Continuing Guaranty. Guarantor covenants and agrees that: (a) this is a continuing guarantee of payment and not of collection, whether the Obligations are now or hereafter existing, acquired or created, and irrespective of the fact that, from time to time, monies may be advanced, repaid and readvanced, and the outstanding balance of the Facility may be zero; (b) this Guaranty may not be revoked or terminated until such time as the Obligations and Guarantor Obligations shall have been indefeasibly fully paid and satisfied and Lender acknowledges the same in writing to Guarantor; (c) the Obligations shall not be deemed to have been otherwise indefeasibly fully paid and satisfied so long as any Loan Document (other than this Guaranty) shall have any continuing force or effect; and (d) the Obligations will be indefeasibly paid and satisfied in full in accordance with the terms and provisions of the Loan Documents without regard to any applicable law now or hereafter in effect in any jurisdiction, or the legality, validity, binding effect or enforceability of any term of any Loan Document, including, without limitation, any applicable law that might in any manner affect any of those terms and provisions, or any of the rights, powers, privileges, remedies and interests of Lender with respect thereto, or that might cause or permit to be invoked any alteration in the time, amount, or manner of payment of any of the Obligations by Borrower or any other person or entity (other than Lender). Notwithstanding the foregoing, this Guaranty shall terminate on August 17, 2018, and Guarantor shall be released form any obligations hereunder, if there is no outstanding Event of Default that is uncured or unwaived as of that date.

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Section 4. Agreement Absolute, Survival of Representations, Etc. Each of the representations, warranties, covenants and other obligations and agreements contained in this Guaranty: (a) shall be absolute and unconditional, irrespective of the legality, validity, binding effect or enforceability of any Obligations or Guarantor Obligations or of any Loan Document; (b) shall survive the execution and delivery of this Guaranty and the Loan Documents, and any and all advances, repayments and readvances thereunder, and shall remain and continue in full force and effect until Lender's lending commitment (if any) under the Facility has terminated and all Obligations and Guarantor Obligations have been fully paid and/or satisfied, without regard (i) to any waiver, modification, extension, renewal, consolidation, division, amendment or restatement of any term or provision of any Loan Document, (ii) to any waiver or full, partial, delayed, discontinued or failure to exercise of any of Lender's rights, powers, privileges, remedies and interests under any Loan Document or applicable law, against any person or entity, which exercise or enforcement may be delayed, discontinued or otherwise not pursued or exhausted for any or no reason whatsoever, or which may be waived, omitted or otherwise not exercised or enforced (whether intentionally or otherwise), (iii) to any surrender, repossession, sequestration, foreclosure, conveyance or assignment (by deed in lieu of foreclosure, or otherwise), sale, lease or other realization, dealing or disposition respecting any Collateral, (iv) to any release, subordination or impairment of all or any part of any Obligations or Collateral, or any security interest therein (whether intentionally or otherwise), (v) to any extension, stay, moratorium or statute of limitations or similar time constraint under any applicable law, (vi) to any investigation, analysis or evaluation by Lender or its designees or representatives of the assets, business, operations, properties or condition (financial or otherwise) of Borrower or Guarantor (vii) to any act or omission on the part of Lender, Borrower, or any other person or entity, (viii) to any inducement to Guarantor to enter into this Guaranty, or (ix) to any other event that otherwise might constitute a legal or equitable counterclaim, defense or discharge of Borrower or Guarantor; (c) shall not be subject to any defense, counterclaim, setoff, right of recoupment, abatement, reduction or other claim or determination that Guarantor may have against Lender, Borrower, or any other person or entity; and (d) shall not be diminished or qualified by the death, disability, dissolution, reorganization, insolvency, bankruptcy, custodianship or receivership of Guarantor, Borrower, or any other person or entity, as applicable, or the inability of any of them to pay debts or perform or otherwise satisfy obligations as they become due for any reason whatsoever.

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Section 5. Guaranty Not Affected. Without limiting the generality of the foregoing sections or any other term or provision of this Guaranty, Guarantor covenants, agrees and consents that, at any time, and from time to time, in accordance with the Loan Documents: (a) loans may be advanced, repaid and readvanced from time to time, or the amount of loans, the rate of interest thereon, any other Obligation or the credit availability under the Facility or any Loan Document may be increased or otherwise changed; (b) the time, manner, place and other terms and provisions of payment or performance of any one or more of the Obligations may be amended, extended or otherwise changed; (c) any partial or late payment, or any payment during the continuance of any Event of Default, under any Loan Document may be accepted in whole or in part or rejected; (d) any Collateral may be surrendered, repossessed, sequestered, judicially or nonjudicially foreclosed, conveyed or assigned (by deed in lieu of foreclosure or otherwise), sold, leased or otherwise realized upon, dealt with or disposed of, in whole or in part, whether to Lender, its designees or representatives or otherwise; (e) any mortgage or other security interest in any such Collateral may be held without recordation or other filing or notice or perfection (whether intentionally or otherwise), may be recorded or otherwise perfected, or may be assigned, released, subordinated or otherwise impaired, dealt with or disposed of in whole or in part; (f) any one or more payments, distributions and proceeds received from or in respect of Borrower, Guarantor or any other person or entity, or any Collateral may be applied in the sole and absolute discretion of Lender to the Obligations or to any other indebtedness or obligations (including interest), the payment to or reimbursement of Lender for any fees and expenses for which it is entitled to be paid or reimbursed pursuant to any of the provisions of this Guaranty or the other Loan Documents, or the establishment and maintenance of any Collateral (all payments made by Guarantor, Borrower, or any other person or entity shall be made free and clear of, and without any reduction for, any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and any and all liabilities with respect thereto); (g) the liability of Borrower, Guarantor or any other person or entity to pay any and all of the Obligations may be settled, compromised, adjusted, forgiven, released or affected by any other accommodation, in whole or in part, and payment of any and all of the Obligations may be subordinated to the prior payment of any other debts or claims of any other person; (h) any representation, warranty, covenant or other term or provision of any Loan Document, in whole or in part, may be the subject of one or more waivers of applicability or consents to nonperformance, noncompliance or nonobservance, whether or not constituting defaults, or may be otherwise not exercised or enforced (whether intentionally or otherwise); (i) any Loan Document, or any term or provision thereof, in whole or in part, may be amended, extended, renewed or otherwise changed in any respect by the respective parties thereto in the manner provided therein; (j) any one or more of this Guaranty or the other Loan Documents, or any one or more of the rights, powers, privileges, remedies and interests of Lender herein or therein, may be sold, conveyed, assigned or otherwise transferred in whole or part (including participations or other undivided interests) to any other person or entity; or (k) any other right, power, privilege, remedy or interest of Lender under this Guaranty, any other Loan Document or applicable law may be exercised or enforced by Lender or its designees or representatives, which exercise or enforcement may be delayed, discontinued or otherwise not pursued or exhausted for any or no reason whatsoever, or any such right, power, privilege, remedy or interest may be waived, omitted or otherwise not exercised or enforced (whether intentionally or otherwise); all in such manner and order, upon such terms and provisions and subject to such conditions as Lender may, subject to the terms of the Loan Documents, deem necessary or desirable in its sole and absolute discretion, all without notice to or consent from Guarantor; and all of the above clauses (a) through (k) without affecting this Guaranty or any other Loan Document or any of the Guarantor Obligations, which obligations shall continue in full force and effect until such time as all Obligations and all Guarantor Obligations have been fully paid and satisfied.

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Section 6. Certain Representations and Warranties. Guarantor represents, warrants to and agrees with Lender as to each of the matters set forth below: (a) Guarantor is an individual residing at the address set forth herein; (b) Guarantor has the full legal capacity and unconditional right to execute and deliver this Guaranty and each of the other Loan Documents to which Guarantor is or will be a party, and to perform all of Guarantor's obligations hereunder and thereunder; (c) the execution and delivery by Guarantor of this Guaranty and each of the other Loan Documents to which Guarantor is or will be a party, and the performance by Guarantor of all of Guarantor's obligations hereunder and thereunder will not violate or be in conflict with any term or provision of (i) any law, rule statute, ordinance, regulation, code, (including, without limitation, any applicable usury or similar law), (ii) any judgments, orders, writs, injunction, or decrees or (iii) any mortgages, indentures, leases, licenses, agreements, understandings, instruments, contracts, proposed transactions or other obligation of Guarantor or to which Guarantor is a party or by which Guarantor, or any material part of Guarantor's assets and properties, may be bound or subject, and will not result in the creation or imposition of any Lien upon any of Guarantor's assets or properties; (d) Guarantor shall not take any action or inaction that may impair any material part of Guarantor's assets and properties; (e) no licenses, permits, franchises, approvals, consents, waivers, notices, authorizations, qualifications, concessions, or the like, or registration, declaration or filing are required (1) in connection with the due and valid execution, delivery and performance by Guarantor of this Guaranty or any other Loan Document to which Guarantor is or will be a party, or (2) to effect the legality, validity, binding effect or enforceability of this Guaranty; (f) this Guaranty is the legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms and provisions; and (g) Guarantor is solvent (i.e., the aggregate fair value of Guarantor's assets exceeds the sum of Guarantor's actual and contingent liabilities) and, both before and after taking into account the Guarantor Obligations, Guarantor has adequate capital and is able to pay his debts as they mature.

Section 7. Certain Covenants of the Guarantor. Guarantor covenants and agrees that, from the date hereof and until the Obligations and Guarantor Obligations have each been fully paid and satisfied, Guarantor shall give, or cause to be given, immediate written notice to Lender of (i) any change in the domicile of Guarantor, (ii) the institution or threat of, or any adverse change in, any action, suit, investigation or proceeding at law, in equity, in arbitration or otherwise, involving or affecting Guarantor or any Guarantor Obligation, or (iii) any change in location or material loss in the assets, properties and/or liabilities of Guarantor or a material decline in the value or the validity thereof. Upon the occurrence and during the continuance of an Event of Default, at Lender’s request, Guarantor shall cooperate with Lender to dispose of Collateral as Lender shall direct, and shall do such acts and exercise and deliver such instruments and documents as Lender shall reasonably request in order to facilitate Lender’s exercise of rights under the Loan Agreement.

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Section 8. Certain Acknowledgments and Waivers of Guarantor. Guarantor acknowledges and agrees that the rights, powers, privileges, remedies and interests granted to or conferred upon Lender by this Guaranty, the other Loan Documents and applicable law are purely discretionary and shall not, and shall not be deemed or construed to, impose upon Lender any duty or other obligation, including, without limitation, any obligation (a) to sell, foreclose or otherwise realize upon any Collateral, (b) to protect or preserve any Collateral, (c) to perform or satisfy any obligation under or respecting any Collateral or Guarantor, (d) to mitigate or otherwise reduce any expense, fees, penalties, damage or other loss, or (e) to otherwise exercise or enforce any such right, power, privilege, remedy or interest. Any sale, foreclosure or other realization upon any Collateral, or any other exercise or enforcement of any such right, power, privilege, remedy or interest, if undertaken by Lender in its discretion, may be delayed, discontinued or otherwise not pursued or exhausted for any reason whatsoever (whether intentionally or otherwise). Without limiting the generality of the foregoing, to the extent waiver is not limited under applicable law, Guarantor hereby expressly waives each and every claim or defense, and agrees that Guarantor will not assert or pursue (by action, suit, counterclaim or otherwise) any claim or defense, respecting (i) any settlement or compromise with any obligor or other third party under any account receivable, note, instrument, agreement, document or general intangible included in the Collateral, irrespective of any reduction in the potential proceeds therefrom, (ii) the selection or order of disposition of any Collateral (which may be at random or in any order Lender may select in its sole and absolute discretion, and may be without regard to any holding period or tax basis that any person or entity may have therein or any tax or other consequences arising from such disposition), (iii) the private sale of any Collateral, whether or not any public market exists, (iv) the choice or timing of any sale date as to any Collateral (which Lender may select in its sole and absolute discretion), irrespective of whether greater sale proceeds would be realizable on a different sale date, (v) the adequacy of the sale price of any Collateral, (vi) any insufficiency of any such proceeds to fully satisfy the Obligations and Guarantor Obligations, (vii) any sale of any Collateral to the first person or entity to receive an offer or make a bid, (viii) the selection of any purchaser of any Collateral, or (ix) any default by any purchaser of any Collateral. Guarantor hereby expressly waives the applicability of any and all applicable laws that are or may be in conflict with the terms and provisions of this Guaranty or the other Loan Documents now or at any time in the future to the extent waiver is not limited under applicable law, including (without limitation) those pertaining to notice (other than notices required by this Guaranty or any other Loan Document), protest, appraisal, valuation, stay, extension, moratorium, marshaling of assets, exemption and equity of redemption. Neither Lender nor any of its designees or representatives shall incur any liability in connection with any sale of or other action taken respecting any Collateral in accordance with the provisions of this Guaranty or any other Loan Document or applicable law.

Section 9. INTENTIONALLY OMITTED]

Section 10. Waivers of Notice, Etc. Guarantor hereby expressly waives: (a) notice of acceptance of this Guaranty; (b) notice of any action taken or omitted in reliance hereon; (c) presentment; (d) demand for payment; (e) protest or notice of protest; (f) notice of any nonpayment or the occurrence or continuance of any other default, or any other event that (with the giving of notice or the passage of time or both) could constitute a default, under any Loan Document; (g) notice of any material or adverse effect, whether individually or in the aggregate, upon the assets, business, operations, properties or condition (financial or otherwise) of Borrower, Guarantor or any other person or entity, or upon any part of any Collateral; (h) any statute of limitations or similar time constraint under any applicable law, whether with respect to the Obligations or Guarantor Obligations or otherwise; or (i) any other proof, notice or demand of any kind whatsoever or the making or promptness in making any claim or demand under this Guaranty or any other Loan Document. No act or omission of any kind in connection with any of the foregoing shall in any way impair or otherwise affect the legality, validity, binding effect or enforceability of any term or provision of this Guaranty or any of the Guarantor Obligations.

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Section 11. Bankruptcy; Reinstatement. In the event Lender is not permitted or is otherwise unable (because of the pendency of any bankruptcy, insolvency, receivership or other proceeding) to demand or accelerate the Obligations, but otherwise would have been permitted to do so at such time pursuant to any Loan Document, Lender may demand payment in full, and may exercise and enforce any and all of its other rights, powers, privileges, remedies and interests under this Guaranty or the other Loan Documents to which Guarantor is a party or by which Guarantor may be bound or subject, in each case as if the Obligations had been duly demanded or accelerated, and Guarantor will not raise, and hereby expressly waives and releases, any claim or defense with respect to such deemed demand or acceleration. In the event any payment of or any application of any amount, asset or property to any of the Obligations or Guarantor Obligations, or any part thereof, at any time is rescinded or must otherwise be restored or returned by Lender upon the insolvency, bankruptcy or reorganization of Borrower, Guarantor, or any other person or entity, whether by order of any court, by any settlement approved by any court, or otherwise, then the terms and provisions of this Guaranty and the other Loan Documents shall continue to apply, or shall be reinstated if not then in effect, as the case may be, with respect to the Obligations or Guarantor Obligations so rescinded, restored or returned, all as though such payment or application had never been made.

Section 12. Enforcement. Lender, in its sole discretion, may proceed to exercise or enforce any right, power, privilege, remedy or interest that Lender may have under this Guaranty, any other Loan Document or applicable law at law, in equity, in rem or in any other forum available under applicable law, severally and cumulatively. Lender may institute one or more proceedings (which may be separate proceedings) with respect to this Guaranty and each of the other Loan Documents in such order and at such times as Lender may elect in its sole and absolute discretion. This Guaranty and the other Loan Documents may be enforced without possession of any underlying promissory note, security agreement or pledge, or its production in any action, suit or proceeding, and without the presence or participation of Borrower or Guarantor, whether through lack of jurisdiction, venue or service or otherwise; and Guarantor will not raise, and each hereby waives, any objection or defense respecting the need for any such production, presence or participation.

Section 13. Right to Attachment Remedy. Guarantor agrees that, notwithstanding the existence of any property securing any or all of the Guarantor Obligations, Lender shall have all of the rights of a creditor of Guarantor, including without limitation the right to obtain a temporary protective order and writ of attachment against Guarantor with respect to any sums due under this Guarantee. Guarantor further agrees that in the event any property secures the obligations of Guarantor under this Guarantee, to the extent that Lender, in its sole and absolute discretion, determines prior to the disposition of such property that the amount to be realized by Lender therefrom may be less than the indebtedness of Guarantor under this Guarantee, Lender shall have all the rights of an unsecured creditor against Guarantor, including without limitation the right of Lender, prior to the disposition of said property, to obtain a temporary protective order and writ of attachment against Guarantor. Guarantor waives the benefit of any and all other statutes and rules of law now or hereafter in effect requiring Lender to first resort to or exhaust all such collateral before seeking or obtaining any attachment remedy against Guarantor. Lender shall have no liability to Guarantor as a result thereof, whether or not the actual deficiency realized by Lender is less than the anticipated deficiency on the basis, which Lender obtains a temporary protective order or writ of attachment.

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Section 14. Exculpation. Lender and its participants, affiliates, custodians and designees, representatives, and its officers, employees, attorneys and agents, shall not incur any liability for any acts or omissions (and Guarantor hereby expressly waives any and all related claims and actions against each such person or entity) arising out of or related directly or indirectly to this Guaranty, except to the extent occasioned by the respective person's or entity’s gross negligence or willful misconduct as finally determined pursuant to applicable law by a governmental authority or court having jurisdiction.

Section 15. Subrogation. No payment by Guarantor shall entitle Guarantor, by subrogation to the rights of Lender, rights of reimbursement, restitution or contribution from Borrower, or otherwise, to any payment by Borrower (or out of any assets of Borrower), except after the final and irrevocable indefeasible payment (in cash) and satisfaction of any and all Obligations and Guarantor Obligations.

Section 16. Expenses, Etc. Guarantor shall pay or reimburse, on demand, any and all costs and expenses incurred by Lender, whether directly or indirectly, in connection with the enforcement and adjudication of this Guaranty, including (without limitation) the disbursements, expenses and reasonable fees of counsel.

Section 17. Further Assurances. Guarantor agrees to do such further acts and things and to execute and deliver such statements, assignments, agreements, instruments and other documents as Lender from time to time may request in connection with this Guaranty and in order to (a) evidence, confirm, perfect and protect any lien granted by Guarantor, (b) give Lender or its designees or representatives confirmation and further assurance of its rights, powers, privileges, remedies and interests under this Guaranty, the other Loan Documents and applicable law, (c) better enable Lender or its designees or representatives to exercise any such right, power, privilege, remedy or interest, and (d) otherwise effectuate the purpose and the terms and provisions of this Guaranty or the other Loan Documents, each in such form and substance as may be acceptable to Lender.

Section 18. Relationship of Guarantor and Lender, Etc. Guarantor represents, warrants, acknowledges and agrees that: (a) Lender is acting solely in the capacity of Lender with respect to this Guaranty, the other Loan Documents and the Collateral; (b) Guarantor's sole relationship with Lender is that of debtor and creditor, respectively, and no term or provision of this Guaranty or any other Loan Document is intended to create, nor shall any such term or provision be deemed or construed to have created, any joint venture, partnership, trust, agency or other fiduciary or advisory relationship with Guarantor; and (c) Guarantor has independently and fully reviewed and evaluated this Guaranty, the other Loan Documents, and the transactions contemplated hereunder and thereunder and the potential effects of such transactions on the assets, business, operations, properties and condition (financial or otherwise) of Guarantor and Borrower (if any), which review and evaluation was made (i) together with counsel and (to the extent deemed prudent by Guarantor) financial and other advisors to Guarantor, and (ii) without any reliance upon any oral or written advice, analysis or assurance of any kind whatsoever from Lender.

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Section 19. Notices. Any notice that a party shall be required or shall desire to give to the other hereunder shall be in writing and either (a) delivered by registered or certified mail, (b) delivered by hand, or (c) delivered by national overnight courier service with next business day delivery, and shall be deemed to have been duly given or made (i) three (3) business days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid, (ii) one (1) business day after deposit with a national overnight courier with next business day delivery with all charges prepaid, or (iii) when hand-delivered. All notices, requests and demands are to be given or made to the respective parties at the following addresses (or to such other addresses as either party may designate by notice in accordance with the provisions of this paragraph):

If to Guarantor:

Mark Thompson

45 Summer Street

Taunton, MA 02780

If to Lender:

Moriah Software Management L.P.

One University Plaza

Suite 407

Hackensack, NJ 07601

Attention: Greg Zilberstein

With a copy to:

Cohen Tauber Spievack & Wagner P.C.

420 Lexington Avenue, Suite 2400

New York, NY 10170

Attention: Adam Stein, Esq.

Section 18. APPLICABLE LAW. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, THE LAWS OF WHICH GUARANTOR HEREBY EXPRESSLY ELECTS TO APPLY TO THIS GUARANTY, WITHOUT GIVING EFFECT TO PROVISIONS FOR CHOICE OF LAW THEREUNDER. GUARANTOR AGREES THAT ANY ACTION OR PROCEEDING BROUGHT TO ENFORCE OR ARISING OUT OF THIS GUARANTY SHALL BE COMMENCED IN ACCORDANCE WITH THE PROVISIONS OF THIS GUARANTY.

Section 19. WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, GUARANTOR HEREBY WAIVES ANY AND ALL RIGHTS THAT IT MAY NOW OR HEREAFTER HAVE UNDER THE LAWS OF THE UNITED STATES OF AMERICA OR ANY STATE TO A TRIAL BY JURY OF ANY AND ALL ISSUES ARISING EITHER DIRECTLY OR INDIRECTLY IN ANY ACTION OR PROCEEDING BETWEEN GUARANTOR AND LENDER OR THEIR SUCCESSORS AND ASSIGNS, OUT OF OR IN ANY WAY CONNECTED WITH THIS GUARANTY, THE GUARANTOR OBLIGATIONS AND/OR THE OTHER LOAN DOCUMENTS. IT IS INTENDED THAT SAID WAIVER SHALL APPLY TO ANY AND ALL DEFENSES, RIGHTS, AND/OR COUNTERCLAIMS IN ANY ACTION OR PROCEEDINGS BETWEEN GUARANTOR AND LENDER. GUARANTOR WAIVES ALL RIGHTS TO INTERPOSE ANY CLAIMS, DEDUCTIONS, SETOFFS OR COUNTERCLAIMS OF ANY KIND, NATURE OR DESCRIPTION IN ANY ACTION OR PROCEEDING INSTITUTED BY LENDER WITH RESPECT TO THIS GUARANTY, THE OTHER LOAN DOCUMENTS, THE GUARANTOR OBLIGATIONS OR ANY MATTER ARISING THEREFROM OR RELATING THERETO, EXCEPT COMPULSORY COUNTERCLAIMS.

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Section 20. CONSENT TO JURISDICTION. GUARANTOR HEREBY (a) IRREVOCABLY SUBMITS AND CONSENTS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF NEW YORK, NEW YORK COUNTY, WITH RESPECT TO ANY ACTION OR PROCEEDING ARISING OUT OF THIS GUARANTY AND/OR THE OTHER LOAN DOCUMENTS, THE GUARANTOR OBLIGATIONS OR ANY MATTER ARISING THEREFROM OR RELATING THERETO, AND (b) WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE OR FORUM NON CONVENIENS WITH RESPECT THERETO. IN ANY SUCH ACTION OR PROCEEDING, GUARANTOR WAIVES PERSONAL SERVICE OF THE SUMMONS AND COMPLAINT OR OTHER PROCESS AND PAPERS THEREIN AND AGREES THAT THE SERVICE THEREOF MAY BE MADE BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO GUARANTOR AT HIS ADDRESS SET FORTH HEREIN OR OTHER ADDRESS THEREOF OF WHICH LENDER HAS RECEIVED NOTICE AS PROVIDED IN THIS GUARANTY. NOTWITHSTANDING THE FOREGOING, GUARANTOR CONSENTS TO THE COMMENCEMENT BY LENDER OF ANY ACTION OR PROCEEDING IN ANY OTHER JURISDICTION TO ENFORCE ITS RIGHTS AND GUARANTOR WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH ACTION OR PROCEEDING.

Section 21. Construction. No provision of this Guaranty shall be construed against or interpreted to the disadvantage of any party hereto by reason of such party or his or its counsel having, or being deemed to have, structured or drafted such provision.

Section 22. Headings, Amendments, Waiver, Etc. Section and paragraph headings are for convenience only and shall not be construed as part of this Guaranty. Any modification and amendment shall be in writing and signed by the parties, and any waiver of, or consent to any departure from, any representation, warranty, covenant or other term or provision shall be in writing and signed by each affected party hereto or thereto, as applicable.

Section 23. Entire Agreement. This Guaranty represents the entire agreement and understanding concerning the subject matter hereof and thereof between the parties, and supersedes all other prior agreements and understandings concerning the subject matter hereof, whether oral or written.

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Section 24. Survival. All covenants, agreements, representations and warranties made by Guarantor herein or in any of the Loan Documents or in any certificate, report or instrument contemplated hereby shall survive any independent investigation made by Lender and the execution and delivery of this Guaranty, the Loan Documents and such certificates, reports or instruments and shall continue so long as any Obligations are outstanding and unsatisfied, applicable statutes of limitations to the contrary notwithstanding.

Section 25. Severability. Every provision of this Guaranty is intended to be severable. If, in any jurisdiction, any term or provision hereof is determined to be invalid or unenforceable, (a) the remaining terms and provisions hereof shall be unimpaired, (b) any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such term or provision in any other jurisdiction, and (c) the invalid or unenforceable term or provision shall, for purposes of such jurisdiction, be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision. If a court of competent jurisdiction determines that any covenant or restriction, by the length of time or any other restriction, or portion thereof, set forth in this Guaranty is unreasonable or unenforceable, the court shall reduce or modify such covenants or restrictions to those which it deems reasonable and enforceable under the circumstances and, as so reduced or modified, the parties hereto agree that such covenants and restrictions shall remain in full force and effect as so modified. In the event a court of competent jurisdiction determines that any provision of this Guaranty is invalid or against public policy and cannot be so reduced or modified so as to be made enforceable, the remaining provisions of this Guaranty shall not be affected thereby, and shall remain in full force and effect.

Section 26. No Waiver by Action, Cumulative Rights, Etc. A waiver of a breach of any term, covenant or condition of this Guaranty shall not operate or be construed as a continuing waiver of such term, covenant or condition, or breach, or of any other term, covenant or condition, or breach by such party. No failure to exercise and no delay in exercising any right, remedy, or power hereunder shall preclude any other or further exercise of any other right, remedy or power provided herein or by law or in equity. Lender is entitled to exercise all rights and remedies available to it at law or in equity in connection with this Guaranty. The rights and remedies of Lender hereunder are several and cumulative at Lender’s discretion and may be exercised at Lender’s discretion.

Section 27. Successors and Assigns. All covenants, promises and agreements by or on behalf of the parties contained in this Guaranty shall be binding upon and shall inure to the benefit of the parties and their respective estates, representatives, successors and assigns, as applicable; provided, however, that nothing in this Guaranty, express or implied, shall confer on Guarantor the right to assign any of his rights or obligations hereunder at any time.

Section 28. Counterparts. This Guaranty may be executed in one or more counterparts, and by facsimile or electronic signature, each of which when so executed, shall be deemed an original, but all of which shall constitute but one and the same instrument.

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IN WITNESS WHEREOF, the undersigned has executed and delivered this Validity Guaranty as of the date first written above.

GUARANTOR:

/s/ Mark Thompson
Print Name: MARK THOMPSON

AGREED TO AND ACCEPTED BY LENDER:

MORIAH SOFTWARE MANAGEMENT LP

By: Black Dolphin Capital Management, LLC, its General Partner

By:	/s/ Greg Zilberstein
Name:	Greg Zilberstein
Title:	Managing Member

[SIGNATURE PAGE TO VALIDITY GUARANTY]